                                  EXHIBIT 23.3
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of HealthAxis Inc. pertaining to the 2000 Stock Option Plan of HealthAxis Inc., of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated and Subsidiaries included in the Current Report as amended (Form 8-K/A No. 000-13591) of HealthAxis Inc. dated April 20, 2000 filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young, LLP

Dallas, TX
January 26, 2001